Exhibit 16.1

December 29, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE: Sharkreach, Inc.

File No. 001-37579

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated December 29, 2016 of Sharkreach, Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm. We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP